Exhibit 99.1

SSA Global Reports First Quarter

Fiscal Year 2006 Operating Results

Record Organic License Growth Drives Earnings

CHICAGO – December 8, 2005 – SSA Global™ (NASDAQ: SSAG), a leading provider of extended enterprise solutions and services, today announced financial results for the first quarter ended October 31, 2005.

“We are pleased to report another strong performance in fiscal 2006 Q1, our 14th consecutive quarter of profitability with continuing strong license revenue,” said Mike Greenough, chairman, president and CEO of SSA Global.  “We believe our product strategy and laser focus on solutions are being very well received by our customers.”

First quarter total revenue increased 7% to $177.5 million compared to $166.5 million in the prior year.

License revenue for the quarter was $52.0 million, an increase of 26% from the first quarter last year. On an organic basis, license revenue grew 21% for the quarter and represented 29% of total revenue compared to 25% last year.

The acquisition of Epiphany, which closed on September 29, 2005, contributed $6.4 million to total revenue and $2.4 million to license revenue in the first quarter.

During the first quarter, North America contributed 49% of total revenue; Europe, Middle East and Africa (EMEA) contributed 35%; and Asia-Pacific/Japan (APJ) and Latin America contributed the remaining 16%. For the quarter ended October 31, 2005, 982 contracts were signed, including 58 new customers that represented 8% of the total license value associated with software contracts signed in the quarter.

On an adjusted basis, net income for the quarter grew 19% to $17.8 million or $0.24 per diluted share up from $15.0 million or $0.21 per diluted share last year. (Adjusted net income and earnings per diluted share includes deferred license revenue associated with acquisitions and an assumed 34% tax rate and excludes amortization of acquired intangibles, in-process research and development charges, stock-based compensation expense, restructuring charges and benefits and loss on early extinguishment of debt). For the quarter, adjusted operating income grew 20% to $30.9 million representing 17% of revenue which was up from 15% of revenue last year.

For the first quarter, the Company reported GAAP operating income of $10.3 million compared to $13.7 million last year and GAAP net income of $1.0 million compared to $6.4 million last year. Earnings per diluted common share, under GAAP, were $0.01 for the current year quarter.

Cash and cash equivalents as of October 31, 2005 totaled $90.0 million and net cash used in operations for the quarter totaled $8.5 million. Days Sales Outstanding (DSO) were 75 and down from 78 days at the end of the first quarter of 2005.

The Company will hold a conference call following the release after the close of market at 5:00 p.m. EST.

Date:	Thursday, December 8, 2005
Time:	5:00 p.m. EST
Dial in:	+1 (866) 203-3436 or outside the U.S.
+1 (617) 213-8849
Passcode:	79629705

On the call, senior management will review first quarter 2006 earnings. Investors and analysts are invited to participate on the call.  Please dial in approximately ten minutes prior to the 5:00 p.m. start time. A live, audio-only webcast of the call will be made available to the public on the Company’s website at http://investor.ssaglobal.com and will be archived for approximately three months following the call. In addition, a replay of the call will be available approximately one hour after the conference call concludes and will remain available through Thursday, December 15th. To access the replay, dial 1-888-286-8010 in the U.S. and Canada or 1-617-801-6888 if outside U.S. and Canada, passcode 70534692.

About SSA Global

SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

Presentation of Non-GAAP Financial Measures
The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating and cash flows performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so chose. A reconciliation of GAAP financial information to adjusted results and EBITDA has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements
These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products; and

•                  Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:

Press:

Maria Diecidue	Scott Goldberg
SSA Global	Edelman
(312) 258-6000	(312) 297-7414
maria.diecidue@ssaglobal.com	scott.goldberg@edelman.com

Investor:

Dawn Drella

SSA Global

(312) 474-7694

dawn.drella@ssaglobal.com

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(in millions, except per share data)

(unaudited)

	Three Months Ended October 31,
	2005	2004
Revenue:
License fees	$52.0	$41.4
Support	85.0	85.4
Services and other	40.5	39.7
Total revenue	177.5	166.5

Operating expenses:
Cost of revenues:
Cost of license fees	8.1	5.6
Amortization of acquired technology	4.0	4.6
Cost of support, services and other	50.0	46.5
Sales and marketing	45.2	43.4
Research and development	26.8	24.3
General and administrative	18.7	21.0
Non-cash stock compensation expense	3.3	2.5
Amortization of intangibles	6.6	6.4
Restructuring charge (benefit)	4.5	(1.5)
Total operating expenses	167.2	152.8

Operating income	10.3	13.7

Interest expense, net	2.1	3.9
Loss on early extinguishment of debt	3.3	—
Other expense (income)	1.8	(1.0)
Income before income taxes	3.1	10.8
Provision for income taxes	2.1	4.4
Net income	1.0	6.4
Preferred stock dividends	—	7.6
Preferred stock dividends in excess of stated amount	—	10.6
Distributed earnings - preferred stockholders	—	18.2

Net income (loss) to common stockholders	$1.0	$(11.8)

Earnings (loss) per common share:
Basic	$0.01	$(2.47)
Diluted	0.01	(2.47)

Earnings per preferred share:

Basic and diluted	$—	$6.07

Weighted average common shares:
Basic	68.091	4.785
Diluted	73.362	4.785

Weighted average preferred shares:
Basic and diluted	—	3.000

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - ADJUSTED (NON-GAAP)

(in millions, except per share data)

(unaudited)

	Three Months Ended October 31,
		% of		% of	%
	2005	Revenues	2004	Revenues	Inc (Dec)
Revenue:
License fees	$52.5	29%	$41.4	25%	27%
Support	85.0	48%	85.4	51%	0%
Services and other	40.5	23%	39.7	24%	2%
Total revenue	178.0	100%	166.5	100%	7%

Operating expenses:
Cost of revenues:
Cost of license fees	8.1	5%	5.6	3%	45%
Cost of support, services and other	50.0	28%	46.5	28%	8%
Sales and marketing	45.2	25%	43.4	26%	4%
Research and development	25.1	14%	24.3	15%	3%
General and administrative	18.7	11%	21.0	13%	-11%
Total operating expenses	147.1	83%	140.8	85%	4%

Operating income	30.9	17%	25.7	15%	20%

Interest expense, net	2.1	1%	3.9	2%	-46%
Other (income) expense	1.8	1%	(1.0)	-1%	*
Income before income taxes	27.0	15%	22.8	14%	18%
Provision for income taxes	9.2	5%	7.8	5%	18%
Net income	$17.8	10%	$15.0	9%	19%

Earnings per common share:
Basic	$0.26		$0.22
Diluted	$0.24		$0.21

Weighted average common shares:
Basic	68.091		68.017
Diluted	73.973		72.452

*            not meaningful

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended October 31,
	2005		2005	2004		2004
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
License fees (1)	$52.0	$0.5	$52.5	$41.4	$—	$41.4
Support	85.0	—	85.0	85.4	—	85.4
Services and other	40.5	—	40.5	39.7	—	39.7
Total revenue	177.5	0.5	178.0	166.5	—	166.5

Operating expenses:
Cost of revenues:
Cost of license fees	8.1	—	8.1	5.6	—	5.6
Amortization of acquired technology (2)	4.0	(4.0)	—	4.6	(4.6)	—
Cost of support, services and other	50.0	—	50.0	46.5	—	46.5
Sales and marketing	45.2	—	45.2	43.4	—	43.4
Research and development (2)	26.8	(1.7)	25.1	24.3	—	24.3
General and administrative	18.7	—	18.7	21.0	—	21.0
Non-cash stock compensation expense (3)	3.3	(3.3)	—	2.5	(2.5)	—
Amortization of intangibles (2)	6.6	(6.6)	—	6.4	(6.4)	—
Restructuring charges (benefits) (4)	4.5	(4.5)	—	(1.5)	1.5	—
Total operating expenses	167.2	(20.1)	147.1	152.8	(12.0)	140.8

Operating income	10.3	20.6	30.9	13.7	12.0	25.7

Interest expense, net	2.1	—	2.1	3.9	—	3.9
Loss on early extinguishment of debt (5)	3.3	(3.3)	—	—	—	—
Other (income) expense	1.8	—	1.8	(1.0)	—	(1.0)
Income before income taxes	3.1	23.9	27.0	10.8	12.0	22.8
Provision for income taxes (6)	2.1	7.1	9.2	4.4	3.4	7.8
Net income	1.0	16.8	17.8	6.4	8.6	15.0
Preferred stock dividends (7)	—	—	—	7.6	(7.6)	—
Preferred stock dividends in excess of stated amount (7)	—	—	—	10.6	(10.6)	—
Distributed earnings - preferred stockholders	—	—	—	18.2	(18.2)	—
Net income (loss) to common stockholders	$1.0	$16.8	$17.8	$(11.8)	$26.8	$15.0

Earnings (loss) per common share (7):
Basic	$0.01		$0.26	$(2.47)		$0.22
Diluted	$0.01		$0.24	$(2.47)		$0.21

Earnings per preferred share (7):
Basic and diluted	$—		$—	$6.07		$—

Weighted average common shares (7):
Basic	68.091	—	68.091	4.785	63.232	68.017
Diluted	73.362	0.611	73.973	4.785	67.667	72.452

Weighted average preferred shares (7):
Basic and diluted	—			3.000	(3.000)	—

Footnotes - Adjustments:

(1)          In connection with the Epiphany acquisition, we were required to eliminate deferred license revenue for purchase accounting purposes.  The adjustment amount represents license fees that would have been otherwise recorded by Epiphany that were not recognized for GAAP purposes.

(2)          Represents the amortization of intangible assets and charges associated with acquisitions, which includes acquired technology, customer lists, patents and in-process research and development charges.

(3)          Represents non-cash stock-based compensation expense associated with stock options granted to certain employees on July 31, 2003 and the adoption of SFAS 123R effective August 1, 2005.

(4)          Restructuring charges (benefits) include costs associated with SSA employee severance and facilities termination costs and adjustments to restructuring liabilities assumed in connection with acquisitions that occur more than twelve months subsequent to the consummation of the related acquisition.

(5)          Represents a non-cash charge for the write-off of unamortized deferred financing fees associated with early repayment of long-term debt.

(6)          Provision for income taxes is adjusted to 34% for all periods as this represents the Company’s estimated long-term effective cash income tax rate. The Company’s cash income tax rate was approximately 10% for fiscal 2005.

(7)          For the three months ended October 31, 2004, the adjustments give effect to the issuance of common stock associated with the initial public offering of common stock as if it occurred August 1, 2004, including (a) conversion of preferred stock into 52.755 million shares of common stock, (b) issuance of 10.350 million shares in the initial public offering and (c) inclusion of potentially dilutive securities in diluted earnings per common share that were anti-dilutive for historical reporting purposes.  For the three months ended October 31, 2005, the adjustment gives effect to the inclusion of potentially dilutive securities in diluted earnings per common share that were anti-dilutive for GAAP reporting purposes.

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in millions)

	October 31,	July 31,
	2005	2005
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90.0	$165.4
Restricted cash	3.1	4.9
Investments	0.5	—
Accounts receivable, net	148.7	144.1
Deferred tax assets	19.9	19.9
Prepaid and other current assets	26.5	25.7
Total current assets	288.7	360.0

Non-current assets:
Restricted cash	6.4	—
Property and equipment, net	20.5	18.3
Intangible assets, net	181.8	143.1
Goodwill	398.2	296.3
Deferred tax assets	—	6.4
Other	6.8	6.6
Total non-current assets	613.7	470.7

Total Assets	$902.4	$830.7

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3.8	$1.6
Accounts payable and accrued liabilities	120.2	106.0
Accrued compensation and related benefits	54.1	56.5
Deferred revenue	170.7	183.8
Income taxes payable	1.7	1.8
Total current liabilities	350.5	349.7

Non-current liabilities:
Long-term debt	207.4	161.0
Accrued restructuring	15.8	—
Deferred tax liabilities	5.8	—
Other long-term obligations	7.3	7.1
Deferred revenue	36.0	38.5

Total liabilities	622.8	556.3

Stockholders’ equity	279.6	274.4

Total Liabilities and Stockholders’ Equity	$902.4	$830.7

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended October 31,
	2005	2004

Net income	$1.0	$6.4
Non-cash expenses	23.7	21.6
Changes in working capital, net of acquisitions:
Accounts receivable	7.0	20.7
Deferred revenue	(32.1)	(32.7)
Other	(8.1)	(21.1)
Net cash used in operating activities	(8.5)	(5.1)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(106.5)	—
Purchase of property and equipment	(1.2)	(1.5)
Capitalized software costs and acquired technology	(2.6)	(0.5)
Net cash used in investing activities	(110.3)	(2.0)

Cash flows from financing activities:
Borrowings	200.0	—
Payments of debt	(152.9)	(0.8)
Deferred financing costs	(3.3)	—
Issuance of common stock - exercise of employee stock options	0.6	—
Common stock issuance costs - initial public offering	(1.9)	—
Net cash provided by (used in) financing activities	42.5	(0.8)
Effect of exchange rate changes on cash and cash equivalents	0.9	1.2
Net decrease in cash and cash equivalents	(75.4)	(6.7)
Cash and cash equivalents at beginning of period	165.4	106.1
Cash and cash equivalents at end of period	$90.0	$99.4

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET CASH PROVIDED BY OPERATIONS

(in millions)

(unaudited)

	Three Months Ended October 31,
	2005	2004

EBITDA (1)	$31.4	$28.5
Interest paid	(3.4)	(2.3)
Income taxes paid	(0.1)	(0.7)
Other changes in working capital	(36.4)	(30.6)

Net cash used in operations	$(8.5)	$(5.1)

(1) Represents net income before interest, income taxes, options amortization, depreciation and amortization related to customer lists, patents, acquired technology, capitalized software development, in-process research and development and restructuring charges (benefits).